The Prudential Series Fund
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



			March 29, 2010

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

	Re:	Rule 24f-2 Notice for The Prudential Series Fund
		File Nos. 002-80896 and 811-03623

	On behalf of the Prudential Series Fund, enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.

						Very truly yours,
						/s/ Grace Torres
						Grace Torres
						Treasurer and Principal Financial
      						and Accounting Officer